Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated February 17, 2015 (including amendments thereto) with respect to the Class A Common Stock of Scientific Games Corporation  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 17, 2015	BAKER STREET CAPITAL L.P.

	By:	Baker Street Capital GP, LLC General Partner

	By:	/s/ Vadim Perelman
	Name:	Vadim Perelman
	Title:	Managing Member

BAKER STREET CAPITAL GP, LLC

By:	/s/ Vadim Perelman
Name:	Vadim Perelman
Title:	Managing Member

BAKER STREET CAPITAL MANAGEMENT, LLC

By:	/s/ Vadim Perelman
Name:	Vadim Perelman
Title:	Managing Member

/s/ Vadim Perelman
VADIM PERELMAN